UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Goldman Sachs Asset Management, L.P. | 200 West Street | New York, New York 10282

April 6, 2026

Re: Sub-Classification Change For Certain Funds

Dear Client,

We would like to inform you that Goldman Sachs Asset Management, L.P. is seeking shareholder approval to change the sub-classification of several equity mutual funds and ETFs from “diversified” to “non-diversified” under the Investment Company Act of 1940, as amended. The funds in scope include:

Goldman Sachs ETF Trust

•	Goldman Sachs Enhanced U.S. Equity ETF

•	Goldman Sachs S&P 500 Premium Income ETF

•	Goldman Sachs Technology Opportunities Equity ETF

Goldman Sachs Trust

•	Goldman Sachs Large Cap Equity Fund

•	Goldman Sachs U.S. Equity Dividend and Premium Fund

•	Goldman Sachs U.S. Equity Insights Fund

•	Goldman Sachs U.S. Tax-Managed Equity Fund

Goldman Sachs Variable Insurance Trust

•	Goldman Sachs US Equity Insights Fund

The transition to a “non-diversified” status provides the portfolio management teams with greater flexibility to execute their investment strategy and add to high-performing positions instead of capping those positions to remain compliant with diversification rules.

The proposed update does not represent any material change to investment strategy, risk profile, or philosophy of any of the funds in scope.

Proxy statements are anticipated to have been sent to shareholders on or around March 27, 2026. If approved by shareholders, the change in sub-classification is expected to become effective on June 12, 2026.

Should you have any questions, please do not hesitate to contact us.

Regards,

Goldman Sachs Asset Management, L.P.

Confidentiality: No part of this material may be (i) copied, photocopied or duplicated in any form, by any means, or (ii) distributed to any person that is not an employee, officer, director, or authorized agent of the recipient, without Goldman Sachs Asset Management’s prior written consent.

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